UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 31, 2018

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2018, the Company entered into a stock option cancellation agreement with L. Allen Baker, Jr., the Company's President and Chief Executive Officer, pursuant to which the Company agreed to pay Mr. Baker (the "Cancellation Agreement") $18.00 per share of common stock underlying certain vested stock options of the Company’s 2013 Long-Term Incentive Plan, as amended (the “2013 Plan”), less the exercise price per share thereof, in exchange for the cancellation and termination of such stock options. Pursuant to the terms of the Cancellation Agreement, the Company agreed to pay $3,287,500 to Mr. Baker in exchange for the cancellation of 284,888 stock options granted to him under the 2013 Plan. Mr. Baker continues to own an aggregate of 214,663 shares outstanding of the Company's common stock and an aggregate of 54,785 stock options to purchase common stock.

The Cancellation Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Stock Option Cancellation Agreement, dated	May 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	June 5, 2018		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Cancellation Agreement, dated	May 31, 2018